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                                                                     EXHIBIT 8.2


                        [SEWARD & KISSELL LLP LETTERHEAD]


212 574 1200



                                                 July 11, 2005



Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada, Athens
Greece


           RE: QUINTANA MARITIME LIMITED
               -------------------------


Ladies and Gentlemen:

         You have requested our opinion regarding certain Marshall Islands tax matters relating to Quintana Maritime Limited (the "Company") and the holders of common shares of the Company.

         In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement and amendments to such Registration Statement filed by the Company on Form S-l (File No. 333-124576, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, through the date hereof (the "Registration Statement"). We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

         Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

         Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions "Tax Considerations" therein, we hereby confirm that the opinions of Seward & Kissel LLP with respect to Marshall Islands tax matters are those opinions attributed to Seward & Kissel LLP expressed in the Registration Statement under the caption "Tax Considerations - Marshall Islands Tax Considerations." It is our further opinion that the tax discussion set forth under the caption "Tax Considerations - Marshall Islands Tax Considerations" in the Registration Statement accurately states our views as to the tax matters discussed therein.

         Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of Marshall Islands law which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is
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Quintana Maritime Limited
July 11, 2005
Page 2


expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

         We hereuby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ Seward & Kissel LLP
                                         -----------------------
                                         SEWARD & KISSEL LLP